EXHIBIT A

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, each of the persons named below agrees to the joint filing of this Amendment to Schedule 13D, including further amendments thereto, with respect to the shares of Common Stock, par value $0.01 per share, of MasterCraft Boat Holdings, Inc. and further agrees that this Joint Filing Agreement be filed with the Securities and Exchange Commission as an exhibit to such filing; provided, however, that no person shall be responsible for the completeness or accuracy of the information concerning the other persons making the filing unless such person knows or has reason to believe such information is inaccurate (as provided in Rule 13d-1(k)(1)(ii)). This Joint Filing Agreement may be executed in one or more counterparts, all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the persons named below have executed this Joint Filing Agreement as of the date set forth below.

/s/ Gary W. Rollins	Date: May 22, 2026

GARY W. ROLLINS, individually, and

As President of LOR, Inc., in its capacity as Manager of

RFT INVESTMENT COMPANY, LLC, and

As President of LOR, Inc., in its capacity as Manager of

RFA MANAGEMENT COMPANY, LLC, and

As President of

ROLLINS HOLDING COMPANY, INC., and

As President of LOR, Inc., in its capacity as Manager of

RCTLOR, LLC, and

As President of

LOR, INC., and

As Trustee of

GARY W. ROLLINS REVOCABLE TRUST, and

As Sole Manager and Member of

WNEG Management Company, LLC, in its

Capacity as General Partner of

WNEG INVESTMENTS, L.P., and

As Co-Trustee of the GARY W. ROLLINS VOTING TRUST U/A DATED SEPTEMBER 14, 1994

/s/ Amy R. Kreisler	Date: May 22, 2026

AMY R. KREISLER, individually, and

As Co-Trustee of the R. RANDALL ROLLINS VOTING TRUST U/A DATED AUGUST 25, 1994, and

As Co-Trustee of the GARY W. ROLLINS VOTING TRUST U/A DATED SEPTEMBER 14, 1994

/s/ Pamela R. Rollins	Date: May 22, 2026

PAMELA R. ROLLINS, individually, and

As Co-Trustee of the R. RANDALL ROLLINS VOTING TRUST U/A DATED AUGUST 25, 1994

As Co-Trustee of the GARY W. ROLLINS VOTING TRUST U/A DATED SEPTEMBER 14, 1994, and

/s/ Timothy C. Rollins	Date: May 22, 2026

TIMOTHY C. ROLLINS, individually, and

As Co-Trustee of the R. RANDALL ROLLINS VOTING TRUST U/A DATED AUGUST 25, 1994, and

As Co-Trustee of the GARY W. ROLLINS VOTING TRUST U/A DATED SEPTEMBER 14, 1994